As filed with the United States Securities and Exchange Commission on December 9, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atlis Motor Vehicles Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-4380534
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1828 N. Higley Rd., Ste 116

Mesa, AZ 85205

Telephone: (602) 309-5425

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Atlis Motor Vehicles Inc. Employee Stock Option Plan

(Full title of the Plan)

Mark Hanchett

Chief Executive Officer

Atlis Motor Vehicles Inc.

1828 N. Higley Rd. Ste 116

Mesa, AZ 85205

Telephone: (602) 309-5425

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael J. Blankenship

James R. Brown

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002-2925

Telephone: (713) 651-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Atlis Motor Vehicles Inc. (the “Registrant”) is incorporating by reference into this Registration Statement the filings listed below and any additional documents that the Registrant may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	Post-Qualification Amendment No. 11 to Offering Statement on Form 1-A POS (File No. 024-11714), and the Offering Circular included therein, filed with the SEC on September 22, 2022;

•	Current Report on Form 8-K filed with the SEC on November 4, 2022;

•	Quarterly Reports on Form 10-Q for the quarter ended June 30, 2022 (filed with the SEC on September 27, 2022) and the quarter ended September 30, 2022 (filed with the SEC on November 14, 2022); and

•	The description of the Registrant’s Class A common stock, which is contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on September 22, 2022, which incorporates the description of the Registrant’s Class A common stock contained in the Offering Circular included in the Registrant’s Post-Qualification Amendment No. 11 to Offering Statement on Form 1-A POS (File No. 024-11714), filed with the SEC on September 22, 2022, as amended and supplemented, and any amendment or report filed for the purpose of updating such description.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated bylaws (the “A&R Bylaws”) provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the A&R Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL. Further, the A&R Bylaws permit the Registrant to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions regardless of whether Delaware law would permit indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the cost of defense, settlement or payment of a judgement in some circumstances and insures the Company against the Company’s obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such action, if successful, might otherwise benefit the Registrant and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

In addition, the Registrant has entered into indemnification agreements with each of its directors and officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of the Registrant, dated November 9, 2016 (filed herewith).
4.2	Certificate of Amendment of Certificate of Incorporation of the Registrant, dated December 29, 2017 (filed herewith).
4.3	Certificate of Amendment of Certificate of Incorporation of the Registrant, dated October 1, 2019 (filed herewith).
4.4	Certificate of Amendment of Certificate of Incorporation of the Registrant, dated January 22, 2020 (filed herewith).
4.5	Certificate of Amendment of Certificate of Incorporation of the Registrant, dated January 24, 2022 (filed herewith).
4.6	Certificate of Validation of Certificate of Amendment of Certificate of Incorporation of the Registrant, dated April 14, 2022 (filed herewith).
4.7	Certificate of Validation of Certificate of Amendment of Certificate of Incorporation of the Registrant, dated April 14, 2022 (filed herewith).
4.8	Certificate of Validation of Certificate of Amendment of Certificate of Incorporation of the Registrant, dated April 14, 2022 (filed herewith).
4.9	Certificate of Validation of Certificate of Amendment of Certificate of Incorporation of the Registrant, dated April 14, 2022 (filed herewith).
4.10	Certificate of Validation of Certificate of Amendment of Certificate of Incorporation of the Registrant, dated April 14, 2022 (filed herewith).
4.11	Amended and Restated Bylaws of the Registrant (filed herewith).
4.12	Form of Senior Secured Original Issue 10% Discount Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 4, 2022).
4.13	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 4, 2022).
5.1	Opinion of Winston & Strawn LLP (filed herewith).
23.1	Consent of Prager Metis CPAs LLP (filed herewith).
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Atlis Motor Vehicles Inc. Employee Stock Option Plan (filed herewith).
107	Filing Fee Table (filed herewith).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mesa, State of Arizona on December 9, 2022.

Atlis Motor Vehicles Inc.

/s/ Mark Hanchett
Name: Mark Hanchett
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Hanchett his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Atlis Motor Vehicles Inc. and any subsequent registration statements related thereto pursuant to Instruction E to Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Capacity in Which Signed	Date

/s/ Mark Hanchett	Chief Executive Officer and Chair of the Board	December 9, 2022
Mark Hanchett	(Principal Executive Officer)

/s/ Apoorv Dwivedi	Chief Financial Officer
Apoorv Dwivedi	(Principal Financial Officer and Principal Accounting Officer)	December 9, 2022

/s/ Annie Pratt
Annie Pratt	Director	December 9, 2022

/s/ Britt Ide
Britt Ide	Director	December 9, 2022

/s/ Caryn Nightengale
Caryn Nightengale	Director	December 9, 2022